                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              February 23, 2001


                         CONNECTICUT WATER SERVICE, INC.

             (Exact name of registrant as specified in its charter)



                                   Connecticut

         (State or other jurisdiction of incorporation or organization)

         0-8084                                          06-0739839
(Commission File Number)                    (IRS Employer Identification Number)


93 West Main Street, Clinton, CT                           06413-0562
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:               (860) 669-8630



                                       N/A

         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On February 23, 2001 Connecticut Water Service, Inc. ("Connecticut Water") completed its pending merger with Barnstable Holding Company Inc. ("Barnstable"). Connecticut Water exchanged 216,656 shares of its common stock for all of the outstanding shares of Barnstable common stock. The exchange ratio was 19.21 shares of Connecticut Water common stock for each outstanding share of Barnstable common stock. The transaction was valued at approximately $6.5 million based on the market value of Connecticut Water stock at the closing.

         Barnstable is a non-operating holding company whose wholly-owned subsidiaries are the Barnstable Water Company of Hyannis, Massachusetts, a regulated public water supply utility serving approximately 7,200 customers, and BARLACO, Inc., a separate real estate subsidiary owning approximately 100 acres of residential and commercial land in Barnstable.

         This merger will be accounted for as a "pooling-of-interests".



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONNECTICUT WATER SERVICE, INC.


Date: February 27, 2001                 By:         /s/      David C. Benoit
                                                    ------------------------
                                                    Name:   David C. Benoit
                                                    Title:  Vice President -
                                                              Finance